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                                                                     EXHIBIT 4.1

COMMON STOCK                                                        COMMON STOCK


            RIGHTS ATTACHED TO THIS CERTIFICATE DESCRIBED ON REVERSE


                         [SCS TRANSPORTATION, INC. LOGO]


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This certificate is                          SCS TRANSPORTATION, INC.                CUSIP 81111T 10 2
transferable in New York, NY          INCORPORATED UNDER THE LAWS OF DELAWARE        See reverse for certain definitions
and Ridgefield Park, NJ
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This Certifies that


is the owner of

    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PER SHARE, OF
                            SCS TRANSPORTATION, INC.

(the "Corporation"), transferable on the books of the Corporation by the record holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         In Witness Whereof the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers.

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Chairman, President and Chief Executive Officer        DATED

Vice President-Finance and Chief Financial Officer     COUNTERSIGNED AND REGISTERED:
                                                       MELLON INVESTOR SERVICES LLC
                    [SCS TRANSPORTATION INC. SEAL]     TRANSFER AGENT AND REGISTRAR
                                                       BY

                                                            AUTHORIZED SIGNATURE
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         The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof which the Corporation is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or the Transfer Agent named on the face hereof.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of __________________ between the Corporation and Mellon Investor Services LLC (the "Rights Agreement"), as it may from time to time be supplemented or amended, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may expire or may be redeemed, exchanged or be evidenced by separate certificates and no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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TEN COM      - as tenants in common              UNIF GIFT MIN ACT - _____________Custodian______________
TEN ENT      - as tenants by the entireties                             (Cust)                (Minor)
JT TEN       - as joint tenants with right                        under Uniform Gifts to Minors Act______
               survivorship and not as tenants                                                     (State)
               in common
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     Additional abbreviations may also be used though not in the above list.

For value received, _______________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

__________________________________________________________________________shares of common stock represented by the within certificate and do hereby irrevocably constitute and appoint__________________________________________________________
________________________________________________________________________attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated__________________________________
                                           SIGNATURE OF REGISTERED OWNER(S):

                                           X____________________________________
                                                       (SIGNATURE)

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME(S) OF THE
REGISTERED OWNER(S) AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT OR ANY
CHANGE WHATEVER.

                                           X____________________________________
                                                       (SIGNATURE)

                                           THE SIGNATURE(S) SHOULD BE GUARANTEED
                                           BY AN ELIGIBLE GUARANTOR INSTITUTION
                                           (AS DEFINED IN RULE 17Ad-15 UNDER THE
                                           SECURITIES EXCHANGE ACT OF 1934, AS
                                           AMENDED.